Exhibit 5

                               HALE AND DORR LLP
               (a Massachusetts Limited Liability Partnership and
                       includes Professional Corporations)
                               Counsellors At Law
                              650 College Road East
                           Princeton, New Jersey 08540


                                             November 6, 2001

Storage Engine, Inc.
One Sheila Drive
Tinton Falls, New Jersey 07724

Re:   Registration Statement on Form S-3
      ----------------------------------

Ladies and Gentlemen:

     This  opinion  is  furnished  to you  in  connection  with  a  Registration
Statement on Form S-3 (File No. 333-61402), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 2,975,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of Storage Engine, Inc., a New Jersey corporation (the "Company"), which will be sold by certain shareholders of the Company (the "Selling Stockholders").

     We are acting as counsel for the Company in connection with the sale by the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the minutes of meetings of the shareholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, those certain series A preferred stock purchase agreements (the "Purchase Agreements"), dated March 9, 2001, April 4, 2001 and April 19, 2001, by and between the Company and each respective Selling Stockholder and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New Jersey, and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when such Shares are issued in accordance with the terms and conditions of the Company's Certificate of Incorporation and the Purchase Agreements, as applicable, will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                        Very truly yours,


                                        /s/ HALE AND DORR LLP